EXHIBIT 2.4

AMENDMENT NO. 3 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 3 to Purchase and Sale Agreement (the “Amendment”) is made and entered into as of December 31, 2010 by and between THE DETROIT MEDICAL CENTER, a Michigan nonprofit corporation (“DMC”), and VANGUARD HEALTH SYSTEMS, INC., a Delaware corporation (“Vanguard”).

RECITALS

            A.        DMC, Vanguard and certain Affiliates of each of DMC and Vanguard have entered into that certain Purchase and Sale Agreement dated as of June 10, 2010, as amended by that certain Amendment No. 1 to Purchase and Sale Agreement dated October 29, 2010 and that certain Amendment No. 2 to Purchase and Sale Agreement dated November 13, 2010 (collectively, the “Agreement”) pursuant to which Buyer has agreed to acquire from Seller the Assets, and to assume from Seller the Assumed Liabilities.

            B.         Sections 16.17 and 16.22 of the Agreement grant DMC and Vanguard the authority to amend the Agreement on behalf of the other applicable Parties thereto.

            C.        Seller and Buyer desire to amend the Agreement to address certain matters that have arisen since the Effective Date of the Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Amendment, and for their mutual reliance, the parties hereto agree as follows:

            1.         Defined Terms.  Except to the extent it is specifically indicated to the contrary in this Amendment, defined terms used in this Amendment shall have the same meanings as in the Agreement.

            2.         Definitions.  With respect to Section 1.1 of the Agreement:

                        (a)        The last sentence of the definition of “Assumed Contracts” is hereby deleted in its entirety.

                        (b)        The definitions of “Buyer’s Indemnified Persons,” “Excluded Physician Contract” and “Net Cost Report Receivable” are hereby deleted in their entirety.

                        (c)        The definition of “Excluded Liabilities” contained in Section 1.1 of the Agreement is hereby deleted in its entirety and shall read in its entirety as follows:

                                    “Excluded Liabilities:  (i) the long-term debt and capital lease obligations of Seller, including the current portion thereof and accrued interest payable thereunder, described on Schedule 2.5(a)(i) (other than the Discretionary

                                    Assumed Debt), (ii) all Contracts entered into outside the ordinary course of business by Seller that are in existence on the Effective Date that are not listed on Schedule 3.18, (iii) all Contracts entered into outside the ordinary course of business by Seller after the Effective Date and on or before the
                                    Closing Date which Buyer has not agreed to assume in writing or otherwise pursuant to the terms of this Agreement, (iv) liabilities associated with any of the Excluded Assets, (v) liabilities associated with the DMC Non-ERISA
                                    403(b) Retirement Plan and (vi) liabilities associated with the Settlement
                                    Agreement, including, without limitation, any liabilities arising from a rescission of the Settlement Agreement in accordance with its terms by the
                                    Governmental Authorities a party thereto.”

                        (d)        The following phrase is hereby added to the end of the definition of “Material Adverse Effect”:

                                    “, and (x) the Settlement Agreement, the Settlement Payment, the
                                    Settlement Agreement Disclosures and all matters, events and circumstances that are the subject of the Settlement Agreement or included within or described in the Settlement Agreement Disclosures.”

                        (e)        The following definitions are hereby added to Section 1.1 of the Agreement:

                        “CRNA:  CRNAS of Michigan, a Michigan nonprofit corporation.

                        Settlement Agreement:  that certain Settlement Agreement effective as of
                        December 31, 2010, between and among DMC, Vanguard, the United
                        States Department of Justice and the Office of Inspector General of the
                        Department of Health and Human Services.

                        Settlement Agreement Disclosures:  all matters and documents, including, without limitation, agreements, instruments, reports, compilations, memoranda, correspondence and other data, disclosed in writing to or delivered to any Governmental Authority and Buyer in connection with the scope of, or the matters covered by, the Settlement Agreement.

                        Settlement Payment:  all amounts paid or payable to any Government
                        Authority under the Settlement Agreement, and all costs and expenses paid or incurred by DMC in connection with or in any way relating to the
                        Settlement Agreement.

                        VHS PM:  VHS Physicians of Michigan, a Michigan nonprofit corporation.”

                        (f)         All references in the Agreement to the plural term “Warrants” or “warrants” are hereby deleted in their entirety and replaced with the singular term “Warrant” or “warrant”, respectively, including, without limitation, (i) the phrase “for warrants issuable to DMC” contained in Section 12.4(h) of the Agreement is hereby deleted in its entirety and is hereby replaced with the phrase “for a warrant issuable to

DMC”, (ii) the phrase “until such time as the Warrants have” contained in Section 12.4(h) of the Agreement is hereby deleted in its entirety and is hereby replaced with the phrase “until such time as the Warrant has” and (iii) the phrase “for warrants issued to DMC” contained in Section 12.5(a) of the Agreement is hereby deleted in its entirety and is hereby replaced with the phrase “for a warrant issued to DMC”.

            3.         Assets.  Sections 2.1(q) and 2.1(r) of the Agreement are hereby deleted in their entirety and shall read in their entirety as follows:

                        “(q)      All claims, rights, interests and proceeds pertaining to settlement and retroactive adjustments, if any, for all Cost Reports filed by Seller with
                        Government Payment Programs and cost reports filed with other third party payers for cost reporting periods ending on or prior to the Closing Date; and

                        (r)        Seller’s provider agreements with Government Payment Programs listed on Schedule 2.1(r).”

            4.         Excluded Assets.  Sections 2.2(i), 2.2(j) and 2.2(k) of the Agreement are hereby deleted in their entirety and shall read in their entirety as follows:

                        “(i)  Seller’s provider agreements with Government Payment Programs which are not listed on Schedule 2.1(r);

                        (j)         Any funds characterized by Seller as “donor restricted” as of the
                        Effective Date, but that are determined in a judicial proceeding to be
                        “unrestricted,” so long as Seller provides prompt written notice to Buyer of the existence of any such judicial proceeding that is instituted prior to
                        Closing;

                        (k)       [Intentionally omitted]; and”

            5.         Assumed Liabilities.

                        (a)        The following phrase is hereby inserted at the end of Section 2.3(a) of the Agreement: “, including those current liabilities of Seller for all reasonable costs and expenses incurred by Seller, but not yet paid as of the Closing, in connection with the transactions described in this Agreement;”

                        (b)        Section 2.3(k) of the Agreement is hereby deleted in its entirety and shall read in its entirety as follows:

                        “(k)      Liabilities or obligations of Seller in respect of periods ending on or prior to the Closing Date arising under the terms of any Government
                        Payment Programs or any third-party payer programs, including any recoupment rights of the Centers for Medicare and Medicaid Services, the
                        State of Michigan under the Medicaid program, the U.S. Government under

                        TRICARE and Blue Cross Blue Shield of Michigan, and any liability of
                        Seller arising pursuant to any Government Payment Programs or any third-
                        party payer program as a result of the consummation of the transactions contemplated herein, including recapture of previously reimbursed expenses;”

                        (c)        A new Section 2.3(o) of the Agreement is hereby added to the Agreement as follows:

                        “(o)      Liabilities or obligations of Seller arising under or relating to any
                        Cost Reports previously filed by Seller or required to be filed by Seller after the Effective Date, including any terminating Cost Reports required to be filed by Seller in connection with the consummation of the transactions described herein.”

            6.         Purchase Price.

                        (a)        Section 2.5(a) of the Agreement is hereby deleted in its entirety and shall read in its entirety as follows:

                        “(a)      At Closing, Buyer shall assume the Assumed Liabilities and pay
                        Seller a purchase price (the “Purchase Price”) equal to the difference between:

                                    (i)         (A) the amount necessary to redeem, defease or otherwise
                        satisfy and retire the long-term indebtedness and capital lease obligations of
                        Seller described on Schedule 2.5(a)(i) (other than the Discretionary
                        Assumed Debt), plus (B) $4,500,000, which is the estimated amount of working capital needed by Seller to fund the operations of Seller (in its capacity as a public foundation); and

                                    (ii)        the amount included, as of the Closing Date, in each of the balance sheet accounts of Seller known as Funds Held in Trust under Bond
                        Agreements (current portion), Funds Held in Trust under Bond Agreements
                        (long-term portion), Board Designated Funds for Capital Improvements and
                        Board Designated Funds for Endowments and Other Purposes (but
                        excluding (A) Funds held to Fund Endowed Chairs and (B) Wayne County
                        Solvency Trust, each of which are among the Board Designated Funds for
                        Endowments and Other Purposes).

                        Attached as Schedule 2.5 is an example, for illustrative purposes only, of the calculation of the Purchase Price as of April 30, 2010.  On the Closing
                        Date, Buyer shall tender to Seller an amount equal to the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller in writing.”

                        (b)        A new Section 2.5(c) of the Agreement is hereby added to the
                        Agreement as follows:

                        “(c)      As additional Purchase Price, Buyer shall pay to Seller the sum of
                        $300,000 per year, on or before July 1 of each fiscal year beginning July 1,
                        2011, for a maximum of ten years (i.e. maximum of $3 million in the aggregate).  This payment shall be used by Seller to monitor Buyer’s compliance with the terms and conditions of Article 12 of this Agreement and is in addition to the $4,500,000 payment required at Closing.  Promptly after the date which is 5 years after the Closing Date, and promptly after each anniversary thereafter through and including December 31, 2019,
                        Seller’s Board will determine whether, in its reasonable business judgment,
                        Seller continues to need some or all such funding, for continued monitoring of Buyer’s contractual performance under Article 12 of this Agreement.  In making that determination, Seller’s Board shall consider Buyer’s history of past compliance, Seller’s expenditures for compliance and Seller’s other resources.  Notwithstanding the foregoing, in no event shall such funding be paid longer than ten years or exceed $3 million in the aggregate.”

            7.         Organization of Buyer.  Section 4.1 of the Agreement is hereby deleted in its entirety and shall read in its entirety as follows:

                        “4.1      Organization.  Vanguard is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.
                        Each Buyer (other than VHS PM and CRNA) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and by Closing will be qualified to do business in the State of
                        Michigan.  Each of VHS PM and CRNA is a nonprofit corporation duly organized and validly existing in good standing under the laws of the State of Michigan.”

            8.         Negative Covenants.  The phrase “by Seller in a written notice to Buyer that is received by Buyer on or before November 30, 2010 and reasonably acceptable to Buyer” is hereby deleted in its entirety from Section 5.2(b) of the Agreement and is hereby replaced with the phrase “in Schedule 5.2(b);”

            9.         Consent of Others.  The phrase “the Michigan Department of Community Health and” is hereby inserted in Section 6.1 of the Agreement immediately after the phrase “all necessary filings and applications with”.

            10.       Opinion of Vanguard’s and Buyer’s Counsel.

                        (a)        The phrase “(other than VHS PM and CRNA)” is hereby inserted in the first sentence of Section 8.8(b) of the Agreement immediately after the phrase “Each Buyer”.

                        (b)        The following sentence is hereby added immediately after the first sentence of Section 8.8(b) of the Agreement: “Each of VHS PM and CRNA is a nonprofit corporation duly incorporated and validly existing in good standing under the laws of the State of Michigan with full corporate power to carry on its business as it is now being conducted.”

            11.       Representations and Warranties; Covenants.

                        (a)        The phrase “the financial impact of the Settlement Agreement, the Settlement Agreement Disclosures, the Settlement Payment and” is hereby inserted in the first sentence of Section 9.1(a) of the Agreement immediately after the phrase “taking into consideration” each time it occurs therein.

                        (b)        The following sentence is hereby added to the end of Section 9.1(a) of the Agreement:  “None of the financial impact of the Settlement Agreement, the Settlement Agreement Disclosures or the Settlement Payment shall be taken into consideration in determining whether the thresholds set forth in this Section 9.1(a) have been triggered by Seller.”

            12.       Pre-Closing Confirmations and Contractual Consents.  Sections 9.3(b), 9.3(c) and 9.3(d) of the Agreement are hereby deleted in their entirety and shall read in their entirety as follows:

                        “(b)  Buyer has received reasonable assurances that the applicable Hospital
                        Businesses which participate in the Government Payment Programs as of the Effective Date will be qualified effective as of Closing to participate in the Government Payment Programs in which they participate as of the
                        Effective Date and will be entitled to receive payment under such
                        Government Payment Programs for services rendered to qualified beneficiaries of such Government Payment Programs immediately after the
                        Closing Date with respect to the Hospitals, and within a reasonable period of time after the Closing Date with respect to the other applicable Hospital
                        Businesses;

                        (c)  [Intentionally omitted];

                        (d)  [Intentionally omitted];”

            13.       No Material Adverse Change; EBITDA.

                        (a)        The phrase “(i) exclude the Settlement Payment, (ii)” is hereby inserted in Section 9.5(b) of the Agreement immediately after the phrase “as adjusted so as to”.

                        (b)        The phrase “as further reduced by” contained in Section 9.5(b) of the Agreement is hereby deleted in its entirety and is hereby replaced with the phrase “and (iii) be reduced by”.

                        (c)        The phrase “(disregarding all qualifiers and exceptions relating to materiality or Material Adverse Effect)” contained in Section 9.5(b) of the Agreement is hereby deleted in its entirety and is hereby replaced with the phrase “(disregarding all qualifiers and exceptions relating to materiality or Material Adverse Effect, but taking into consideration the financial impact of the Settlement Agreement, the Settlement Agreement Disclosures and the Settlement Payment)”.

            14.       Settlement Amount.  A new Section 9.16 of the Agreement is hereby added to the Agreement as follows:

                        “9.16    Settlement Amount.  No later than the Closing Date, Seller shall have paid the United States the amount described in paragraph 1 of the
                        Settlement Agreement in accordance with the terms thereof.”

            15.       Termination Prior to Closing.  The phrase “the financial impact of the Settlement Agreement, the Settlement Agreement Disclosures, the Settlement Payment and” is hereby inserted in Section 10.5(a) of the Agreement immediately after the phrase “but taking into consideration”.

            16.       Capital Expenditures.  Section 12.4(h) of the Agreement is hereby deleted in its entirety and shall read in its entirety as follows:

                        “(h)  At Closing and as collateral to secure Buyer’s CapEx Commitment described in Section 12.4(b), Vanguard will deliver to the Escrow Agent
                        (without any consideration from DMC) a warrant certificate in substantially the form of Exhibit A (the “Warrant Certificate”) providing for a warrant issuable to DMC to purchase 400,000 shares of common stock of Vanguard.
                        From and after the Closing Date and until such time as the Warrant has been exercised or the Warrant Certificate has been cancelled in accordance with the terms of this Agreement, Vanguard shall deliver to DMC all valuations of Vanguard prepared by the Independent Appraiser, or such other valuation expert as may be retained by Vanguard in place of the
                        Independent Appraiser, within ten Business Days after their delivery to
                        Vanguard.  The Escrow Agent shall hold and disburse the Warrant
                        Certificate pursuant to the terms of Section 12.5 and an escrow agreement that is in form and substance satisfactory to each of DMC and Vanguard in its good faith reasonable discretion (the “Warrant Escrow Agreement”).”

            17.       Post Closing Assistance to Seller.  The following phrase is hereby deleted in its entirety from Section 12.18(c) of the Agreement:  “provide reasonable assistance to Seller in connection with Seller’s obligations under its provider agreements with Government Payment Programs, including, without limitation, reasonable assistance in the preparation of terminating cost reports and prosecution and defense of claims attendant to such provider agreements, (iii)” and subsection 12.18(c)(iv) of the Agreement is hereby renumbered as subsection 12.18(c)(iii).

            18.       Donor Restricted Funds.  A new Section 12.20 of the Agreement is hereby added to the Agreement as follows:

                        “12.20  Donor Restricted Funds.  Buyer understands and acknowledges that Seller might seek one or more judicial determinations that certain
                        “donor restricted” funds held by Seller should be recharacterized or determined to be “unrestricted” funds.  To the extent the Seller is successful in obtaining such judicial relief (and Seller provides prompt written notice to Buyer of any judicial proceeding that is instituted prior to Closing), such funds shall continue to constitute Exclude Assets hereunder and such funds shall not be included within the funds or balance sheet accounts of Seller described in Section 2.5(a)(ii), and Buyer shall have no claim in respect of, or right to receive, any such funds as of Closing or at any time thereafter.”

            19.       Other Post-Closing Agreements.  Sections 13.2 through 13.6 of the Agreement are hereby deleted in their entirety and shall read in their entirety as follows:

                        “13.2   Cost Reports.  Buyer, as Seller’s authorized representative, will cause to be prepared all Cost Reports due after Closing for periods ending on or prior to the Closing Date, including all terminating Cost Reports required as a result of the consummation of the transactions described herein.  No later than fifteen (15) days prior to the date upon which any such Cost Report is due, Buyer shall provide such prepared Cost Report to
                        Seller for review and execution.  Seller shall promptly execute and deliver such Cost Report to Buyer no later than five (5) days prior to the date such
                        Cost Report is due.  Thereafter, Buyer shall cause such executed Cost
                        Report to be timely filed.  From and after Closing, Buyer shall succeed to all rights and liabilities of Seller under all Cost Reports previously filed or to be filed after the Closing Date, including any amounts receivable or payable in respect of the Cost Reports and the right to appeal any determinations relating to the Cost Reports.

                        13.3     Misdirected Payments.  If, after Closing, Seller receives any amount relating to the Cost Reports (whether for discharges occurring prior to, on or after the Closing Date), Seller shall promptly tender such amounts to Buyer.  As part of the Assets acquired by Buyer hereunder, Buyer, after
                        Closing, shall be entitled to receive from the Government Payment
                        Programs and Blue Cross Blue Shield of Michigan all Cost Report
                        settlements (including capital costs, indirect medical education and disproportionate share payments), whether for discharges occurring prior to, on or after the Closing Date.  After Closing, Seller shall remit to Buyer with reasonable promptness any monies received by Seller after Closing constituting or in respect of the Assets or the Assumed Liabilities, including any insurance proceeds.

                        13.4     Seller Account Sweeps.  With respect to any of Seller’s bank accounts which are reasonably anticipated to receive deposits therein after the Closing Date in respect of Accounts Receivable or for the payment of services provided by Buyer after the Closing Date (the “Swept Accounts”),
                        Seller shall, effective as of the Closing Date, instruct the applicable financial institutions to conduct a daily sweep of funds from the Swept
                        Accounts into the bank account or accounts designated by Buyer (the
                        “Buyer Accounts”).  After the Closing Date, Seller shall not: (a) take any actions that interfere with the transfer of funds from the Swept Accounts to the Buyer Accounts; (b) remove, withdraw or authorize the removal or withdrawal of any funds from the Swept Accounts for any purpose except to accomplish the transfer of funds provided in this Section 13.4; (c) instruct any Government Payment Program to make payments to any account or location other than the Swept Accounts; and (d) take any other actions contrary to the terms of this Section 13.4.

                        13.5     Special Payments.  Notwithstanding any provision to the contrary contained in this Agreement, if, after Closing, Buyer or any Affiliate of
                        Buyer pays a sum of money to any Person, incurs a legal obligation to pay a sum of money to any Person in the future, or suffers an offset by any Person of any sum of money otherwise owed by such Person to Buyer or any
                        Affiliate of Buyer (each a “Special Payment”), and the Special Payment constitutes or represents (a) a repayment of amounts previously paid to
                        Seller or Buyer, (b) stipulated or actual damages, or (c) a settlement of claims, in each case arising out of a violation or alleged violation prior to the Closing of any Health Care Laws (as hereinafter defined) by Seller in respect of any of the Hospital Businesses, then, if and to the extent that the
                        Special Payment, individually or together with all previous Special
                        Payments paid or incurred by or offset against Buyer or any Affiliate of
                        Buyer during any and all CapEx Years following the Closing, exceeds
                        $25,000,000 (the “Special Payment Threshold”), Buyer shall have the right, by providing written notice to Seller and the Attorney General, to apply the amount of the Special Payment, but only to the extent the Special Payment
                        Threshold has been exceeded (the “Excess Payment”), as follows: (i) the first $10,000,000 of such Excess Payment in any particular CapEx Year shall be applied against Buyer’s obligation to make routine capital expenditures as described in Section 12.4(a), and the amount applied shall be deemed for purposes of Section 12.4(a) to be a routine capital expenditure made in the applicable CapEx Year after the Closing in which the Excess Payment is paid, incurred or an offset has been suffered and (ii)
                        any remaining portion of the Excess Payment in any particular CapEx Year which has not been so applied as described in subsection (i) above, shall be applied against the CapEx Commitment described in Sections 12.4(b)

                        through 12.4(e), and the amount so applied shall be deemed for purposes of
                        Sections 12.4 and 12.5 (and for purposes of the definition of CapEx
                        Shortfall) to be a capital expenditure Expended in the CapEx Year in which the Excess Payment is made, incurred or an offset has been suffered in respect of one or more Specified Capital Projects recommended by Buyer and approved by Seller in its good faith reasonable discretion.
                        Notwithstanding any of the foregoing to the contrary, (A) in no event shall the Settlement Payment be included in the calculation of the Special
                        Payment Threshold and (B) prior to paying, incurring or suffering an offset constituting a Special Payment, Buyer shall, to the extent feasible under the circumstances (as determined in Buyer’s reasonable discretion), use its commercially reasonable efforts to defend, dispute or oppose such payment, incurrence or offset.  Buyer shall provide Seller with prompt written notice
                        (x) after Buyer becomes aware of any potential claim or allegation that might result in a Special Payment and (y) after Buyer has paid, incurred or suffered a Special Payment (indicating the amount of and reason for such
                        Special Payment).  To the extent Seller objects to Buyer’s application of a
                        Special Payment as contemplated above and Seller and Buyer are unable to resolve the matter, such matter shall be resolved in accordance with the terms of Article 15.  As used in this paragraph, the term “Health Care
                        Laws” means (I) all laws, rules, regulations, guidance and standards with respect to claims payment with respect to any Federal or State health care program or private insurer, (II) the Federal Antikickback Statute (42 U.S.C.
                        § 1320a-7b(b)), (III) the Stark Law (42 U.S.C. § 1395nn), (IV) the False
                        Claims Act (42 U.S.C. § 1320a-7a(a)(1)(A) and (B)), (V) the Civil
                        Monetary Penalties Law (42 U.S.C. § 1320a-7a), including sections relating to patient inducement (42 U.S.C. § 1320a-7a(a)(5)) and gainsharing (42
                        U.S.C. § 1320a-7a(b)), (VI) the Michigan Health Care False Claims Act
                        (Mich. Comp. Laws § 752.1004 et. seq.), (VII) the Michigan Medicaid
                        False Claims Act (Mich. Comp. Laws § 400.601 et. seq.), (VIII) the
                        Michigan prohibition on self-referrals (Mich. Comp. Laws §§
                        333.16221(E)(iv) and (v)) and (IX) Michigan laws relating to insurance fraud and health care reimbursement (Mich. Comp. Laws §§
                        333.16221(D)(iii), 400.111B(16), 400.111E(3), 500.4503, 500.4511 and
                        500.4509).

                        13.6     [Intentionally omitted]”

            20.       Indemnification.

                        (a)        Section 14.1 of the Agreement is hereby deleted in its entirety and shall read in its entirety as follows:

                        “14.1    [Intentionally omitted].”

                        (b)        The phrase “Buyer’s Indemnified Persons or” contained in Section 14.4 of the Agreement is hereby deleted in its entirety.

                        (c)        The phrase “Buyer’s Indemnified Persons with respect to Article 14” contained in Section 16.11 of the Agreement is hereby deleted in its entirety.

            21.       Schedules.

                        (a)        The following sentence is hereby added immediately after the fifth sentence of Section 16.1 of the Agreement:  “The Settlement Agreement, the Settlement Agreement Disclosures and the Settlement Payment shall be deemed included in all applicable Schedules hereto and shall be deemed to modify and qualify, in all respects, all applicable representations and warranties of Seller contained in Article 3.”

                        (b)        The following sentence is hereby added to the end of Section 16.1 of the Agreement:  “None of the financial impact of the Settlement Agreement, the Settlement Agreement Disclosures or the Settlement Payment shall be taken into consideration in determining whether the thresholds set forth in the foregoing sentence have been triggered by Seller.”

                        (c)        Subsections 16.1(iii), 16.1(iv) and 16.1(v) of the Agreement are hereby renumbered as subsections 16.1(ii)(A), 16.1(ii)(B) and 16.1(ii)(C) respectively.

            22.       Notices.  For purposes of Section 16.15 of the Agreement, notices to be provided to Seller after the Closing shall be provided as follows (and not to the addresses set forth in the version of the Agreement which was in effect immediately prior to the effectiveness of this Amendment):

                        The Detroit Medical Center
                        3663 Woodward Avenue, Suite 501
                        Detroit, Michigan
                        Attn:  Chairperson
                        Facsimile:  Sent to both (313) 578-2464 and (313) 578-3955

                        With a copy to:

                        Honigman Miller Schwartz and Cohn LLP
                        2290 First National Building
                        660 Woodward Avenue
                        Detroit, Michigan  48226
                        Attn:  Charles Nida
                        Facsimile:  (313) 465-7497

            23.       Entire Agreement.  The phrase “and the Settlement Agreement Disclosures shall constitute a part of this Agreement.” is hereby inserted at the end of the third sentence of Section 16.17 of the Agreement.

            24.       Effect on Agreement; General Provisions.  Except as set forth in this Amendment, the terms and provisions of the Agreement are hereby ratified and declared to be in full force and effect.  This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Captions and paragraph headings are used herein for convenience only, are not a part of this Amendment or the Agreement as amended by this Amendment and shall not be used in construing either document.  Other than the reference to the Agreement contained in the first recital of this Amendment, each reference to the Agreement and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this Amendment, shall be deemed a reference to the Agreement as amended by this Amendment.

[REMAINDER OF PAGE IS BLANK]

            IN WITNESS THEREOF, DMC and Vanguard have caused this Amendment to be executed in multiple originals by their duly authorized officers as of the date set forth above.

DMC:                                                              VANGUARD:

THE DETROIT MEDICAL CENTER        VANGUARD HEALTH SYSTEMS, INC.

By:  /s/ John Levy                                             By:       /s/ Keith B. Pitts
             John Levy                                                         Keith B. Pitts
            Vice Chair of                                                    Vice Chairman
            the Board of Trustees